UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2015

MeetMe, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33105	86-0879433
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Union Square Drive New Hope, Pennsylvania	18938
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 862-1162

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On December 22, 2015, MeetMe, Inc. (the “Company”) amended and restated its Series 2 Common Stock Purchase Warrant for 500,000 shares of the Company’s common stock, par value of $0.001 per share (the “Common Stock”), at an exercise price of $3.55 per share dated as of March 21, 2006 (the “Series 2 Warrant”) in order to, among other things, extend its expiration date through June 21, 2017 and to reduce the number of shares subject to the warrant to 450,000 shares of Common Stock (the “Amended Series 2 Warrant”). On December 22, 2015, the Company amended and restated its Series 3 Common Stock Purchase Warrant for 500,000 shares of Common Stock at an exercise price of $3.55 per share dated as of March 21, 2006 (the “Series 3 Warrant”) to, among other things, extend its expiration date through June 21, 2017 (the “Amended Series 3 Warrant”).

The Series 2 Warrant and the Series 3 Warrant were amended and restated in connection with a Settlement Agreement and Release of Claims dated as of December 22, 2015 (the “Settlement Agreement”), between the Company and F. Stephen Allen (“Plaintiff”) relating to the settlement of an action brought by Plaintiff against the Company in the Northern District of Oklahoma, under the caption F. Stephen Allen v. MeetMe, Inc., Cause No. 4:15-cv-210-GKF-TLW (the “Action”), pursuant to which Plaintiff claimed breach of contract for the Company’s alleged failure to maintain the effectiveness of a registration statement for the warrant shares.

The Amended Series 2 Warrant and the Amended Series 3 Warrant are filed as exhibits to this Current Report on Form 8-K and are incorporated herein by reference. The description contained herein of the Amended Series 2 Warrant and the Amended Series 3 Warrant does not purport to be complete and is qualified in its entirety by reference to the Form of Amended and Restated Warrant Series 2 Common Stock Purchase Warrant and the Form of Amended and Restated Warrant Series 3 Common Stock Purchase Warrant attached hereto as Exhibits 10.1 and 10.2, respectively.

Item 9.01 Financial Statements and Exhibits.

(d)      Exhibits

Exhibit No.	Description
10.1	Form of Amended and Restated Warrant Series 2 Common Stock Purchase Warrant, dated as of December 22, 2015

10.2	Form of Amended and Restated Warrant Series 3 Common Stock Purchase Warrant, dated as of December 22, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEETME, INC.

Date: December 24, 2015	By: /s/ Geoffrey Cook
Name: Geoffrey Cook
Title: Chief Executive Officer